UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2006

AMERICAS WIND ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

33-110052

(Commission File Number)

20-0177856

(IRS Employer Identification No.)

24 Palace Arch Drive, Toronto, Ontario M9A 2S1 Canada

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (416) 233-5670

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On November 29, 2006, our board of directors approved the dismissal of Madsen and Associates CPA’s Inc. as our independent accountants and the appointment of SF Partnership LLP, an independent registered firm of Certified Public Accountants, as our independent accountants to audit our financial statements.

During our two most recent fiscal years, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Madsen and Associates CPA’s Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. The report on the financial statements prepared by Madsen and Associates CPA’s Inc., for the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principals. The decision to change accountants was based on the determination by the board of directors that such a step was necessary in order that our auditors be familiar with our current business and that our auditors be located closer to our head offices and as such be more accessible to our company.

We provided Madsen and Associates CPA’s Inc. with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report, and if not, stating the aspects with which they do not agree. A copy of the letter provided from Madsen and Associates CPA’s Inc. dated August 9, 2006 is filed as Exhibit 16.1 to this Current Report.

We have engaged the firm of SF Partnership LLP, as of November 29, 2006. SF Partnership LLP was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

Item 9.01.	Financial Statements and Exhibits.

(c) EXHIBITS

16.1	Letter from Madsen and Associates CPA’s Inc. regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAS WIND ENERGY CORPORATION

/s/ Harold C.F. Dickout

Harold C.F. Dickout

President, Chief Executive Officer,

Chairman and Director

Date: December 12, 2006